Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities
Corporation Subject to Rule 10f-3 Under the Investment
Company Act of 1940

10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1, 1998
THROUGH  FEBRUARY 28, 1999

			    	  Date     	   	Shares  		Price per
Security*			Purchased		Purchased	  	Share

Ticketmaster Online		12/02/98		   2,100		$14.00
Xoom, Inc.				12/08/98		   1,200		$14.00
Infinity Broadcasting Corp.	12/08/98		  88,200		$20.50
INDIVIDA Corp.			01/21/99		     300		$12.00
PC Order .Com			02/25/99		     600		$21.00
Verticalnet				02/11/99		     600		$21.00
Serena Software			02/12/99		   1,500		$13.00


				       % of
 Shares	Total		     Offering
Purchased 	 Shares	    Purchased			 	Shares
 By Fund	Offered		  By		Purchased	   	Held
  Group	(000)		    Group (1)	    From		02/28/99

    121,700	  7,000		1.74%		Montgomery Sec.           0
     49,700	  4,000		1.24%		Bear Stearns	        0
  2,705,700	 35,000		7.73%		Merrill Lynch	        0
     16,800	  3,500		0.47%		Morgan Stanley	        0
     25,300	  2,200		1.15%		Goldman Sachs	      600
     28,300	  3,500		0.81%		Lehman Brothers	        0
     69,100	  6,000		1.15%		Hambrecht & Quist         0

*	Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offering to the public.

**	Indicates the purchase of an Eligible Rule 144A Security

1) Purchases by all Alliance Funds, including the Fund, may not exceed:

a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principle amount of the offering of such class; or

b) if purchased in an Eligible Rule 144A Offering, 25% of the total of
(i) the principle amount of the offering of such class sold by underwriters of members of the selling syndicate to qualified institutional buyers, plus
(ii) the principle amount of the offering of such class in any concurrent public offering.







Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities
Corporation Subject to Rule 10f-3 Under the Investment
Company Act of 1940

10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 1998
THROUGH  APRIL 30, 1999

			    	   Date    	   Shares  	Price per
Security*			Purchased	Purchased	  Share

Ivillage			03/18/99		    900	$24.00
Cheap Tickets		03/19/99		    600	$15.00
Autoweb.com			03/22/99		  1,400	$14.00
Ziff-Davis Inc.		03/30/99		  3,500	$19.00
I  Turf			04/09/99		  1,000	$22.00
Launch Media		04/26/99		    800	$22.00



				    % of
 Shares	Total		 Offering
Purchased 	 Shares	Purchased			 		Shares
 By Fund	Offered	   By			Purchased	   	Held
  Group	(000)		Group (1)	    	From			02/28/99

     33,500	  3,650		0.92%		Goldman Sachs	        0
     22,600	  3,500		0.65%		William Blair	        0
     54,000	  5,000		1.08%		First Boston	        0
   136,600	10,000		1.37%		Goldman Sachs	        0
     37,300	  4,200		0.89%		Alex Brown & Sons   	600
     29,000	  3,400		0.85%		Hambrecht & Quist         0

*	Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offering to the public.

**	Indicates the purchase of an Eligible Rule 144A Security

2) Purchases by all Alliance Funds, including the Fund, may not exceed:

a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principle amount of the offering of such class; or

b) if purchased in an Eligible Rule 144A Offering, 25% of the total of
(i) the principle amount of the offering of such class sold by underwriters of members of the selling syndicate to qualified institutional buyers, plus (ii) the principle amount of the offering of such class in any concurrent public offering.